UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

May 29, 2013

DCT INDUSTRIAL TRUST INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-33201	82-0538520
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

518 17th Street, Suite 800 Denver, CO		80202
(Address of Principal Executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (303) 597-2400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

In connection with the commencement of a “continuous equity” offering under which DCT Industrial Trust Inc. (the “Company”) may sell up to 20,000,000 shares of its common stock (the “Shares”) from time to time through May 29, 2016 in “at-the-market” offerings or certain other transactions (the “Offering”), the Company today filed with the Securities and Exchange Commission (the “SEC”) a prospectus supplement dated May 29, 2013 (the “Prospectus Supplement”). The Company may sell the Shares in amounts and at times to be determined by the Company from time to time, but has no obligation to sell any of the Shares in the Offering. Actual sales will depend on a variety of factors to be determined by the Company from time to time, including (among others) market conditions, the trading price of the Company’s common stock, determinations by the Company of the appropriate sources of funding for the Company and potential uses of the funding available to the Company. The Company intends to use the proceeds from any sale for general corporate purposes, which may include future acquisitions and repaying debt.

The Offering will occur pursuant to three separate distribution agreements (individually, a “Distribution Agreement” and together, the “Distribution Agreements”) entered into by the Company with the Company’s operating partnership, DCT Industrial Operating Partnership LP, of which the Company is the sole general partner, and each of Wells Fargo Securities, LLC, Jefferies LLC and Mitsubishi UFJ Securities (USA), Inc. as agents for the offer and sale of the Shares (individually, an “Agent” and together, the “Agents”). Each Distribution Agreement has a term expiring on May 29, 2016 and provides that the Company may offer and sell from time to time pursuant to the Distribution Agreements up to a combined total of 20,000,000 shares of its common stock during such term through the Agents. The Distribution Agreements provide that the Company will pay each of the Agents a commission which in each case shall not be more than 2.0% of the gross sales price of all shares sold through it as our agent under the applicable Distribution Agreement.

Sales of the Shares, if any, may be made in negotiated transactions or transactions that are deemed to be “at-the-market offerings” as defined in Rule 415 under the Securities Act of 1933, as amended, including sales made directly on the New York Stock Exchange or sales made to or through a market maker other than on an exchange. The Company has no obligation to sell any of the Shares in the Offering, and may at any time suspend solicitation and offers under the Distribution Agreements.

Under the terms of the Distribution Agreements, the Company may also sell the Shares to the Agents as principals for their own accounts at prices agreed upon at the time of sale. If the Company sells Shares to any of the Agents as principals, it will enter into a separate terms agreement with such Agent with respect to that sale.

The Shares will be issued pursuant to the Prospectus Supplement and the Company’s automatic shelf registration statement on Form S-3 (File No. 333-185066) filed on November 20, 2012 with the SEC. This Current Report shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration of qualification under the securities laws of any such state.

The form of Distribution Agreement is filed as Exhibit 1.1 to this Current Report. The description of the Distribution Agreements does not purport to be complete and is qualified in its entirety by reference to the form of Distribution Agreement filed herewith as an exhibit to the Current Report.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibits

+1.1	Form of Distribution Agreement.

+5.1	Opinion of Goodwin Procter LLP as to the legality of the securities being registered.

+23.1	Consent of Goodwin Procter LLP (contained in its opinions filed as Exhibits 5.1 and incorporated herein by reference).

+	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DCT INDUSTRIAL TRUST INC.

By:	/s/ John G. Spiegleman
Name:	John G. Spiegleman
Title:	Executive Vice President and General Counsel

Date: May 29, 2013

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